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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 23, 2002


                          KEY PRODUCTION COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                  001-11769                84-1089744
     (State or other              (Commission              (IRS Employer
     jurisdiction of              File Number)            Identification #)
     incorporation)


              707 SEVENTEENTH STREET, SUITE 3300, DENVER, CO 80202
                     (Address of Principal Executive Office)


                                 (303) 295-3995
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
             (Former name and address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

MERGER AGREEMENT

     On February 23, 2002, Key Production Company, Inc. ("Key"), Helmerich & Payne, Inc., a Delaware corporation ("H&P"), Helmerich & Payne Exploration and Production Co., a Delaware corporation and a wholly owned subsidiary of H&P ("Spinco") and Mountain Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Spinco ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and other related transaction documents, as more fully described in the press release attached as Exhibit 99.1 and incorporated herein by reference, (i) H&P will transfer to Spinco certain assets primarily related to the oil and gas exploration, production, marketing and sales operations of H&P, (ii) Spinco will assume certain liabilities of H&P and (iii) H&P will distribute to its shareholders approximately 0.53 shares of Spinco common stock for each share of H&P common stock (the "Spin-off"). Immediately thereafter, Merger Sub will be merged with and into Key, with Key as the surviving corporation (the "Merger"). In connection with the Merger, the stockholders of Key will receive one share of Spinco common stock for each share of Key common stock they own immediately prior to the Merger, as set forth in the Merger Agreement. Upon completion of the transaction, holders of H&P common stock will own 65.25 percent and Key shareholders will own 34.75 percent of the common stock of Spinco, in each case on a fully diluted basis.

     The Merger Agreement has been approved by the respective Boards of Directors of Key and H&P. The Spin-off is subject to, among other things, receipt of a ruling from the Internal Revenue Service to the effect that the Spin-off is tax-free. The Merger is subject to, among other things, the completion of the Spin-off, the approval of the stockholders of Key, and the receipt of opinions of counsel of each of Key and H&P to the effect that the Merger is tax-free.

RIGHTS AGREEMENT

     On February 23, 2002, the Board of Directors (the "Board") of Key declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.25 per share, of Key (the "Common Shares"). The dividend is payable on March 7, 2002 (the "Record Date") to the shareholders of record on the close of business on that date. Each Right entitles the registered holder to purchase from Key one Common Share at a price of $70 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between Key and A.G. Edwards & Sons, Inc., as Rights Agent (the "Rights Agent").

     The Rights are not exercisable until the Distribution Date. The "Distribution Date" will generally occur upon the earlier of (i) ten business days following (a) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (subject to certain exceptions) or
(b) an earlier date as a majority of the Board shall become aware of the existence of the Acquiring Person and (ii) ten business days following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation

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of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (subject to certain exceptions). The
Rights Agreement provides that the Merger Agreement described above and the consummation of the transactions described therein will not trigger a Distribution Date; and that H&P, Spinco, and Merger Sub will not be deemed to be Acquiring Persons.

     Until the Distribution Date, the Rights will be evidenced by Common Share certificates and no separate Rights Certificates (as hereinafter defined) will be distributed. All Common Share certificates outstanding as of the Record Date will evidence the Rights related thereto and any new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

     The Rights will separate from the Common Shares on the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (except as provided in the Rights Agreement), and thereafter, such separate Right Certificates alone will evidence the Rights.

     In the event any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be null and void for all purposes of the Rights Agreement), shall thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (unless the Rights are earlier redeemed, exchanged or expired as described below). Rights are not exercisable until such time as the Rights are no longer redeemable by Key as described below.

     In the event, following the first date of the earlier of a public announcement by Key or an Acquiring Person that an Acquiring Person has become such or a majority of the Board of Directors becoming aware of the existence of an Acquiring Person (a "Shares Acquisition Date"), (i) Key is, in effect, acquired in a merger or other business combination transaction in which the Common Shares are changed or exchanged or in which Key is not the surviving corporation or (ii) 50% or more of Key's consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person or any affiliate or associate thereof (which will be null and void as described above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or in certain cases, an affiliate of the acquiring company) which at the time of such transaction will have a market value of two times the exercise price of the Right (unless the Rights are earlier redeemed, exchanged or expired as described below).

     At any time prior to the close of business on the tenth business day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth business day following the Record Date), the Board may redeem the Rights in whole, but not in part, at a price of $.01 per right, payable in cash, Common Shares or any other form of consideration deemed appropriate by the Board.

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     At any time after a person or group has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the then outstanding Common Shares, the Board, at its option, may exchange Common Shares for the Rights (other than Rights that have become null and void as described above), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     The Rights will expire upon the earliest to occur of (a) the close of business on February 25, 2012 and (b) immediately prior to the effective time of the merger described in the Merger Agreement (the earliest of such times being herein referred to as the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Key.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Key, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Board without the consent of the holders of the Rights at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions and such terms may, prior to the Distribution Date, be amended to change or supplement any other provision in any manner that the Company may deem necessary or desirable. After the Distribution Date, the terms of the Rights may be amended (other than to cure ambiguities or correct or supplement defective or inconsistent provisions) only so long as such amendment shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person in whose hands Rights are void).

     The foregoing summary description of the Rights Agreement is not complete and is qualified in its entirety by reference to the full text of that agreement, the form of which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     4.1 Form of Rights Agreement between Key Production Company, Inc. and A.G. Edwards & Sons, Inc., as Rights Agent (which includes as Exhibit A thereto the form of Rights Certificate).

     99.1 Joint Press Release of Key Production Company, Inc. and Helmerich & Payne, Inc., dated February 25, 2002


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                KEY PRODUCTION COMPANY, INC.


                                By: /s/ Paul Korus
                                    -----------------------------------
                                Name:  Paul Korus
                                Title: Chief Financial Officer & Vice President


Dated:  February 25, 2002

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                                  Exhibit Index


Exhibit
 Number   Description
-------   -----------
   4.1    Form of Rights Agreement between Key Production Company, Inc. and A.G.
          Edwards & Sons, Inc., as Rights Agent (which includes as Exhibit A thereto the form of Rights Certificate)

  99.1    Joint Press Release of Key Production Company, Inc. and Helmerich &
          Payne, Inc., dated February 25, 2002




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